UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 1, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MyoKardia, Inc. (the “Company”) adopted the Company’s Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives (the “Executives”) that are selected by the Compensation Committee. A copy of the Bonus Plan is filed with this Current Report on Form 8-K as Exhibit 10.1.

The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee and related to financial and operational metrics with respect to the Company or its subsidiaries, if any (the “Performance Goals”), which may include, among other items: achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue.

Any bonuses paid under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas shall be adopted in each performance period by the Compensation Committee and communicated to each Executive. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance targets relating to the Performance Goals. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

Each Executive shall have a targeted bonus opportunity set for each performance period and may also have a “minimum” hurdle and/or a “maximum” amount. The Performance Goals will be measured as of the end of the applicable performance period and after such period has ended; provided that if the Performance Goal is dependent on financial metrics as reported in the Company’s financial reports for any particular period, such Performance Goals shall be measured after the applicable financial reports have been published. If the Performance Goals are met, payments will be made as soon as practicable following the end of such period, but not later than 74 days after the end of the fiscal year in which such performance period ends. An Executive must be employed by the Company as of the payment date in order to receive a bonus payment, except as otherwise provided in any written agreement between the Executive and the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Senior Executive Cash Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	MyoKardia, Inc.

	By:	/s/ Steven Chan
Steven Chan
Vice President, Corporate Controller (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Executive Cash Incentive Bonus Plan